EXHIBIT 99.1

Gateway Financial Holdings Named to NASDAQ Global Select Market

VIRGINIA BEACH, Va., Jan. 2, 2008 (PRIME NEWSWIRE) -- Gateway Financial Holdings, Inc. (Nasdaq:GBTS), the holding company for Gateway Bank & Trust Co., announced today that the company has been included in the NASDAQ Global Select Market. The NASDAQ Global Select Market has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. GBTS shares will begin trading under the NASDAQ Global Select Market on January 2, 2008.

"Our inclusion in the Global Select Market-the highest of the three tiers on the Nasdaq-provides our stock greater visibility, and reflects our ongoing commitment to both the growth of our enterprise and to the building of shareholder value," said D. Ben Berry, chairman, president and CEO of Gateway Financial Holdings.

Prior to the change, the company had been listed on the NASDAQ Global Market. Currently, NASDAQ-listed companies are classified under three listing tiers -- NASDAQ Global Select Market, NASDAQ Global Market, and NASDAQ Capital Market. For additional information about the NASDAQ Global Select Market, please go to: www.nasdaq.com/GlobalSelect.

About Gateway Financial Holdings, Inc.

Gateway Financial Holdings, Inc. is the parent company of Gateway Bank & Trust Co., a regional community bank with a total of thirty-three full-service financial centers -- nineteen in Virginia: Virginia Beach (7), Richmond (6), Chesapeake (3), Suffolk, Norfolk and Emporia; and fourteen in North Carolina: Elizabeth City (3), Edenton, Kitty Hawk (2), Raleigh (3), Moyock, Nags Head, Plymouth, Roper, and Wilmington. The Bank provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary, and mortgage banking services through its Gateway Bank Mortgage, Inc. subsidiary. The common stock of the Corporation is traded on the Nasdaq Global Select Market under the symbol GBTS. For further information, visit the Corporation's web site at http://www.gwfh.com.

CONTACT:  Gateway Financial Holdings, Inc.
          D. Ben Berry, Chairman, President and CEO
          Ted Salter, Senior EVP and CFO
          (757) 422-8004

          Cameron Associates
          Paul G. Henning
          (212) 554 5462
          phenning@cameronassoc.com